UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   5/15/2013

CITIZENS FIRST CORPORATION
(Exact name of registrant as specified in its charter)

Kentucky 333-67435 61-0912615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Ashley Street, Bowling Green, Kentucky 42103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (270) 393-0700

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The annual meeting of shareholders of the Company was held on May 15, 2013.  The following directors were elected to three year terms, ending in 2016, with the vote totals as shown:

			Broker
	Votes for	Votes withheld	Non-votes	Votes abstained

Steve Marcum	1,018,385	22,590	669,975	0
Steve Newberry	1,016,118	24,857	669,975	0
Jack Sheidler	1,030,819	10,156	669,975	0
John Taylor	1,020,096	20,879	669,975	0

The terms of office of the following directors of the Company continued after the Annual Meeting:

Name	Term Expires In
Barry Bray Sarah Glenn Grise Chris Guthrie Amy Milliken	2014 2014 2014 2014
James R. Hilliard M. Todd Kanipe Kevin Vance	2015 2015 2015

As a participant in the Troubled Asset Relief Program Capital Purchase Program and pursuant to the Dodd Frank Wall Street Reform and Consumer Protection Act, the Company was required to permit a non-binding shareholder vote on the compensation of the Company’s named executive officers.

The following vote totals were received on the advisory vote on executive compensation:

Votes For	1,023,070

Votes Against	13,714

Votes Abstained	4,191

Broker Non-votes	669,975

The following vote totals were received on the ratification of Crowe Horwath, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

Votes For	1,708,333

Votes Against	805

Votes Abstained	1,812

Broker Non-votes	0

                                         SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FIRST CORPORATION
(Registrant)
By: /s/ M. Todd Kanipe M. Todd Kanipe
President and Chief Executive Officer

Date: May 17, 2013

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